EXHIBIT 99.1

                         GEODYNE ENERGY INCOME PROGRAMS
            1999 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


                                                                            CASH DISTRIBUTIONS PER UNIT
                                     1999 YEAR            1998          -----------------------------------
                                    END PER UNIT        YEAR-END                   CUMULATIVE
           FORMATION    UNIT         ESTIMATED         ESTIMATED        1999       DISTRIBUTIONS
P/SHIP       DATE       SIZE        VALUATION(2)      VALUATION(2)      TOTAL      THRU 12/31/99     P/SHIP
------     ---------    ----        ------------      ------------      -----      -------------     ------

P-7        02/28/92       $100         $44.79            $19.87          $4.01         $61.44         P-7
P-8        02/28/92        100          47.04             22.55           4.35          62.56         P-8

(1) This chart must be read in connection with the letter dated January 28, 2000, providing important assumptions and other information on the methodology used to calculate these estimates.
(2) 1999 Year-End estimates use $22.75 per barrel of oil and $2.24 per thousand cubic feet ("MCF") of gas compared to $9.50 per barrel and $2.03 per MCF of gas for the 1998 Year-End estimates.